As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-205040

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1. TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QTS REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2809094
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12851 Foster Street Overland Park, Kansas	66213
(Address of principal executive offices)	(Zip code)

QTS Realty Trust, Inc. Employee Stock Purchase Plan

2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Shirley E. Goza
General Counsel
12851 Foster Street

Overland Park, Kansas 66213
 (Name and address of agent for service)

(913) 312-5503

(Telephone number, including area code, of agent for service)

Copy to:

David W. Bonser

Matt N. Thomson

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

QTS Realty Trust, Inc., a Maryland corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205040 (the “Registration Statement”) with respect to the QTS Realty Trust, Inc. Employee Stock Purchase Plan, which became effective July 1, 2015 (the “2015 ESPP”). The Registration Statement registered shares of the Company’s Class A common stock, $0.01 par value (“Common Stock”), that may be acquired in the open market for the accounts of participants in the 2015 ESPP.  The Board of Directors of the Company and the Company’s stockholders approved the 2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan (the “2017 ESPP”), which amends and restates the 2015 ESPP and provides, among other things, that participants under the 2017 ESPP may acquire newly issued shares of Common Stock.  The 2017 ESPP will become effective July 1, 2017. This Post-Effective Amendment No. 1 to the Registration Statement is being filed (i) to reflect that up to 239,989 shares of Common Stock, less any shares to be purchased pursuant to the 2015 ESPP as in effect prior to the effective date of the 2017 ESPP, will be available for issuance under the 2017 ESPP once they are no longer issuable under the 2015 ESPP, (ii) to reflect that such shares of Common Stock to be acquired by participants under the 2017 ESPP may be from the Company’s authorized but unissued shares, (iii) to file an opinion of counsel relating to the validity of such shares, and (iv) to make the other changes set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to the persons participating in the 2017 ESPP, as specified by Rule 428(b)(1) promulgated under the Securities Act.  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(1)         Our Annual Report on Form 10-K for the year ended December 31, 2016;

(2)         Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

(3)         Our Current Reports on Form 8-K, filed with the Commission on February 21, 2017 (solely with respect to items 5.02 and 9.01 thereof), March 13, 2017, March 20, 2017, April 14, 2017 and May 5, 2017;

(4)         The portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on March 20, 2017 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016); and

(5)         The description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the Commission on October 1, 2013, pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•                  any individual who, while serving as a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. With respect to our directors, we will be the indemnitor of first resort to the extent that any directors simultaneously are entitled to indemnification from GA QTS Interholdco, LLC with respect to any of the same matters for which we are obligated to provide indemnification pursuant to our charter and bylaws.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

Exhibit No.	Description
4.1	Form of Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A filed with the SEC on September 26, 2013)

5.1*	Opinion of Hogan Lovells US LLP regarding the validity of the shares of Class A common stock registered hereby

23.1	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to the Company’s Annual Report on From 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017)

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

99.1	QTS Realty Trust, Inc. Employee Stock Purchase Plan. (previously filed as Exhibit 99.1 to the Form S-8 Registration Statement No. 333-205040)

99.2

2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2017)

*Filed herewith.

Item 9.                 Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Overland Park, Kansas on June 30, 2017.

QTS REALTY TRUST, INC.

By:	/s/ Chad L. Williams
Chad L. Williams Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: June 30, 2017	By:	/s/ Chad L. Williams
Chad L. Williams Chairman and Chief Executive Officer (Principal Executive Officer)

Date: June 30, 2017	By:	/s/ Jeffrey H. Berson
Jeffrey H. Berson Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: June 30, 2017	By:	/s/ William H. Schafer
William H. Schafer (Principal Accounting Officer)

Date: June 30, 2017	By:	*
John W. Barter (Director)

Date: June 30, 2017	By:	*
William O. Grabe (Director)

Date: June 30, 2017	By:	*
Catherine R. Kinney (Director)

Date: June 30, 2017	By:	*
Peter A. Marino (Director)

Date: June 30, 2017	By:	*
Scott D. Miller (Director)

Date: June 30, 2017	By:	*
Philip P. Trahanas (Director)

Date: June 30, 2017	By:	*
Stephen E. Westhead (Director)

*By:	/s/ Shirley E. Goza
Shirley E. Goza Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11/A filed with the SEC on September 26, 2013)

5.1*	Opinion of Hogan Lovells US LLP regarding the validity of the shares of Class A common stock registered hereby

23.1	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to the Company’s Annual Report on From 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017)

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

99.1	QTS Realty Trust, Inc. Employee Stock Purchase Plan. (previously filed as Exhibit 99.1 to the Form S-8 Registration Statement No. 333-205040)

99.2

2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2017)

*Filed herewith.